Exhibit 23.2

Your Vision Our Focus

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion of our report dated March 30, 2026, relating to the financial statements of Aspire Biopharma Holdings, Inc. (the “Company”) as of and for the year ended December 31, 2025, which includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, in this Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333-293515).

We also consent to the reference to our firm under the heading “Experts” in Amendment No. 1 to the Registration Statement on Form S-1.

/s/ Turner, Stone & Company, L.L.P.

Turner, Stone and Company, L.L.P.

Dallas, Texas

April 10, 2026